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                                                               160,000 Warrants

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT,
(II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                          AMERICAN TECHNOLOGIES GROUP, INC.

                             CONSULTANT WARRANT AGREEMENT


         THIS AGREEMENT is made and entered into as of this 2nd day of December 1996, by and between AMERICAN TECHNOLOGIES GROUP, INC. (the "Company") and C.C.R.I. CORPORATION (the "Consultant") (together, the "Parties").

                                       RECITALS

         A. As of December 2, 1996, the Company and the Consultant entered into a Consulting Agreement , under which the Consultant received warrants to purchase common stock of the Company ("Common Stock").

         B. The Consulting Agreement provides for the issuance to Consultant of warrants to purchase 160,000 shares of the common stock of the Company, exercisable at a price of $2.12 per share.

         C. The Company has agreed to issue and the Consultant is desirous of obtaining the warrants on the terms and conditions herein contained.

         IT IS THEREFORE agreed by and between the parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

         1. The Company hereby confirms and acknowledges that it has granted to the Consultant, on December 2, 1996, warrants to purchase 160,000 shares of Common Stock (the "Warrant") upon the terms and conditions herein set forth subject to the terms and conditions of the Consulting Agreement. The Warrant shall have a 5 year life and is granted as compensation for services.

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         2.   The purchase price of the shares of Common Stock underlying the warrants which may be purchased pursuant to the Warrant is as outline below.

         3. The Warrant shall continue for five years after the date of grant set forth in paragraph 1, unless sooner terminated or modified under the provisions of this Agreement or the Consulting Agreement, and shall automatically expire at midnight on the fifth anniversary of such date.

         4. The Warrant shall vest in equal increments of 40,000 shares exercisable as follows upon the occurrence of certain conditions set forth below:

              a. The Warrant shall become exercisable at a price of $2.12 per share as to 40,000 shares upon execution and delivery of this Warrant Agreement.

              b. The second increment of 40,000 shares shall vest and become exercisable at a price of $2.12 per share on April 2, 1997 if on or before said date the closing price of the Common Stock, wherever listed is $4.24 per share or higher.

              c. The third increment of 40,000 shares shall vest and become exercisable at a price of $2.12 per share on July 2, 1997, if on or before said date the closing price of the Common Stock, wherever listed, is $6.36 per share of higher.

              d. The fourth increment of 40,000 shares shall vest and become exercisable at a price of $2.12 per share on October 2, 1997 if on or before said date the closing price of the common stock wherever listed is $8.48 per share or higher.

In the event that any of the stock performance parameters set forth above for a specific period is not met for such period, but in a subsequent period are met, then, in addition to the shares which would otherwise be exercisable for such subsequent period pursuant to the terms hereof with respect to that performance parameter, these previous shares shall also become vested by having achieved the price target. Warrant shares which have not vested as of December 2, 1997 in accordance with these terms shall not be exercisable and this Warrant shall terminate as to such unvested shares after December 2, 1997. "All" price targets that have been met by December 2, 1997 will retroactively vest those shares.

         5. The shares of Common Stock issuable upon exercise of the Warrant shall be included in a Registration Statement which shall be filed with the Securities and Exchange Commission to permit Consultant's public resale of any shares obtained upon exercise of the Warrant. The Company agrees to cause such Registration Statement to be filed within


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30 days of the date of signing and delivery of this Warrant Agreement and to use reasonable efforts to cause such registration statement to become effective as soon as reasonably possible thereafter. The Company agrees to bear the reasonable costs and expenses of such registration, and the costs and expenses of obtaining the registration or qualification of the shares issuable upon exercise of the Warrant.

         6. Subject to the terms of paragraph 8 hereof, this Warrant shall be transferable upon surrender of this Warrant Agreement, with the form of assignment attached hereto duly executed by Consultant, to the Company at its office in the State of California. Upon such surrender, the Company shall cause a Warrant Certificate containing terms identical to those of this Warrant Agreement, to be issued in the name of the transferee or transferees. If this Warrant Agreement is assigned in respect of less than all the shares covered hereby, Consultant shall be entitled to receive a new Warrant Agreement covering the number of shares not so assigned.

         7. Subject to the vesting requirements of paragraph 4 above, the Warrant may be exercised in whole or in part by delivering to the Company written notice of exercise on the Purchase Form included herein together with payment in full for the shares being purchased upon such exercise. The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Consultant a stock certificate for the number of shares purchased hereby.

         8. The consultant represents and agrees that: (i) the Warrant shall not be exercisable unless the purchase of Warrant shares upon the exercise of the Warrant is pursuant to an applicable effective registration statement under the Securities Act of 1933 (the "Act"), or unless in the opinion of counsel for the Company, the proposed purchase of such Warrant shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Warrant, it will acquire the Warrant shares for its own account for investment and not with any intent or view to any distribution, resale or other disposition of the Warrant shares except as permitted hereby; (iii) it will not sell or transfer the Warrant shares, unless they are registered under the Act. The Company may require, as a condition of the exercise of the Warrant, that the consultant sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

         9. In case the Company shall at any time subdivide (by way of a stock split or stock dividend) or combine the outstanding shares of Common Stock, the exercise price shall be


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forthwith proportionately decreased (in the case of subdivision) or increased
(in the case of combination) and the number of shares of Common Stock deliverable upon the exercise of this Warrant shall be proportionately adjusted.

         10. The Consultant shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Warrant until such shares are issued to the Consultant.

         11. THIS AGREEMENT IS ENTERED INTO AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         12. The terms and conditions contained in Consulting Agreement, and as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of the Warrant are made subject to any and all terms of the Consulting Agreement.

         13. Any notice to be given under the terms of this Agreement shall be given in accordance with Section 10 of the Consulting Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Consultant Warrant Agreement as of the date first above mentioned.


                             AMERICAN TECHNOLOGIES GROUP, INC.

                             By:  /s/ John Collins
                                  ---------------------------------------
                             John Collins, C.E.O.


                             C.C.R.I. CORPORATION


                             By:  /s/ Malcolm McGuire
                                  ---------------------------------------
                             Malcolm McGuire, President

                             Address:

                             Suite 539
                             3104 East Camelback Road
                             Phoenix, Arizona  85016


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